Exhibit 99.1

INDEX

REGENCY CENTERS CORPORATION:

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005	F-2

Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2005	F-3

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004	F-4

Notes to Unaudited Pro Forma Consolidated Financial Statements	F-5

REGENCY CENTERS CORPORATION

Pro Forma Consolidated Balance Sheet

March 31, 2005

(Unaudited)

(in thousands, except share data)

	Historical Regency Centers Corporation (a)	Pro Forma Adjustments (b)		Total Pro Forma Consolidated
Assets
Real estate investments at cost:
Land	$826,266	—		826,266
Buildings and improvements	1,944,493	—		1,944,493

	2,770,759	—		2,770,759
Less: accumulated depreciation	352,818	—		352,818

	2,417,941	—		2,417,941
Properties in development	379,313	—		379,313
Operating properties held for sale	15,910	—		15,910
Investments in real estate partnerships	180,478	396,515	(2)	576,993

Net real estate investments	2,993,642	396,515		3,390,157
Cash and cash equivalents	53,591	—		53,591
Notes receivable	23,252	—		23,252
Tenant receivables, net of allowance for uncollectible accounts	50,051	—		50,051
Deferred costs, less accumulated amortization	40,502	—		40,502
Acquired lease intangible assets, net	13,280	—		13,280
Other assets	21,248	—		21,248

	$3,195,566	396,515		3,592,081

Liabilities and Stockholders’ Equity
Liabilities:
Notes payable	$1,291,039	—		1,291,039
Unsecured line of credit and Bridge Loan	175,000	195,552	(2)	370,552
Accounts payable and other liabilities	79,919	—		79,919
Acquired lease intangible liabilities, net	4,923	—		4,923
Tenants’ security and escrow deposits	9,959	—		9,959

Total liabilities	1,560,840	195,552		1,756,392

Preferred units	101,762	—		101,762
Exchangeable operating partnership units	29,324	—		29,324
Limited partners’ interest in consolidated partnerships	1,932	—		1,932

Total minority interest	133,018	—		133,018

Stockholders’ equity:
Preferred stock, $.01 par value per share	200,000	—		200,000
Common stock, $.01 par value per share	684	43	(2)	727
Treasury stock, at cost	(111,414)	—		(111,414)
Additional paid in capital	1,497,124	200,920	(2)	1,698,044
Accumulated other comprehensive (loss) income	(5,148)	—		(5,148)
Distributions in excess of net income	(79,538)	—		(79,538)

Total stockholders’ equity	1,501,708	200,963		1,702,671

Commitments and contingencies
	$3,195,566	396,515		3,592,081

(a)	Amounts are derived from the Consolidated Balance Sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(b)	See the accompanying notes for references to Pro Forma Adjustments

The accompanying notes are an integral part of these statements.

REGENCY CENTERS CORPORATION

Pro Forma Consolidated Statement of Operations

For the Three Months ended March 31, 2005

(Unaudited)

(in thousands, except per share data)

	Historical Regency Centers Corporation (a)	Pro Forma Adjustments (b)		Total Pro Forma Consolidated
Revenues:
Minimum rent	$73,682	—		73,682
Percentage rent	551	—		551
Recoveries from tenants	21,746	—		21,746
Management fees and commissions	3,318	868	(6)	4,186
Equity in income of investments in real estate partnerships	2,391	(4,371	)(4)	(1,980)

Total revenues	101,688	(3,503)		98,185

Operating expenses:
Depreciation and amortization	21,004	—		21,004
Operating and maintenance	13,592	—		13,592
General and administrative	8,652	1,000	(5)	9,652
Real estate taxes	10,488	—		10,488
Other expenses	1,428	—		1,428

Total operating expenses	55,164	1,000		56,164

Other expense (income)
Interest expense, net of interest income	21,076	1,871	(7)	22,947
Gain on sale of operating properties and properties in development	(6,542)	—		(6,542)

Total other expense (income)	14,534	1,871		16,405

Income before minority interests	31,990	(6,374)		25,616
Minority interest of preferred units	(2,112)	—		(2,112)
Minority interest of exchangeable operating partnership units	(656)	—		(656)
Minority interest of limited partners	(76)	—		(76)

Income from continuing operations	$29,146	(6,374)		22,772

Income from continuing operations per share:
Basic	$0.40			0.28
Diluted	$0.40			0.28

(a)	Amounts are derived from the Consolidated Statement of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(b)	See the accompanying notes for references to Pro Forma Adjustments

The accompanying notes are an integral part of these statements.

REGENCY CENTERS CORPORATION

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2004

(Unaudited)

(in thousands, except per share data)

	Historical Regency Centers Corporation (a)	Pro Forma Adjustments (b)		Total Pro Forma Consolidated
Revenues:
Minimum rent	$286,081	—		286,081
Percentage rent	4,083	—		4,083
Recoveries from tenants	80,927	—		80,927
Management fees and commissions	10,663	3,250	(6)	13,913
Equity in income of investments in real estate partnerships	10,194	(17,821	)(4)	(7,627)

Total revenues	391,948	(14,571)		377,377

Operating expenses:
Depreciation and amortization	81,125	—		81,125
Operating and maintenance	53,863	—		53,863
General and administrative	30,282	4,000	(5)	34,282
Real estate taxes	40,403	—		40,403
Other expenses	8,043	—		8,043

Total operating expenses	213,716	4,000		217,716

Other expense (income)
Interest expense, net of interest income	81,196	7,482	(7)	88,678
Gain on sale of operating properties and properties in development	(39,387)	—		(39,387)
Provision for loss on operating properties	810	—		810
Other income	—	—		—

Total other expense (income)	42,619	7,482		50,101

Income before minority interests	135,613	(26,053)		109,560
Minority interest of preferred units	(19,829)	—		(19,829)
Minority interest of exchangeable operating partnership units	(2,156)	—		(2,156)
Minority interest of limited partners	(319)	—		(319)

Income from continuing operations	$113,309	(26,053)		87,256

Income from continuing operations per share:
Basic	$1.71			1.20
Diluted	$1.71			1.20

(a)	Amounts are derived from the Consolidated Statement of Operations included in the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2004 and updated on Form 8-K dated June 13, 2005.

(b)	See the accompanying notes for references to Pro Forma Adjustments

The accompanying notes are an integral part of these statements.

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

1.	Summary of Condensed Accounting Policies

(a)	Pro Forma Basis of Presentation

The pro forma consolidated financial statements are based upon the historical financial information of Regency Centers Corporation (“Regency” or the “Company”) and the historical financial information of the Macquarie-CountryWide-Regency II, LLC Acquisition Properties (the “First Washington Portfolio”) described below in note 2, as if Regency’s investment in the joint venture which acquired the First Washington Portfolio had occurred on the first day of the earliest period presented for the unaudited pro forma consolidated statements of operations and as of the date of the unaudited pro forma consolidated balance sheet. In management’s opinion, all adjustments necessary to reflect these transactions have been included.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Historical Summaries of Revenues and Certain Operating Expenses included elsewhere herein and the Company’s Current Reports on Form 8-K filed on June 13, 2005, June 1, 2005, March 30, 2005, March 28, 2005, February 14, 2005, February 3, 2005 and February 2, 2005, its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

The First Washington Portfolio acquisition will be accounted for as a purchase business combination by Macquarie CountryWide-Regency II, LLC (“MCWR II”). MCWR II is owned 64.95% by an affiliate of Macquarie Countrywide Trust (“MCW”), 34.95% by Regency and 0.1% by Macquarie-Regency Management, LLC (“US Manager”). US Manager is owned 50% by Regency and 50% by an affiliate of Macquarie Bank Limited. Including its share of US Manager, Regency’s effective ownership is 35% and is reflected as such in the accompanying pro forma consolidated financial statements. The fair value of the consideration paid by MCW and Regency will be used as the valuation basis for the First Washington Portfolio. The costs of the assets acquired and liabilities assumed in conjunction with the First Washington Portfolio will be revalued based on their respective fair values as of the effective date of the acquisition. The unaudited pro forma adjustments, including the preliminary purchase accounting adjustments, are based on currently available information and upon preliminary assumptions and estimates that the Company believes are reasonable. The preliminary purchase accounting allocations are subject to reallocation as additional information, including third-party market valuations, become available and when the final purchase accounting is completed. The Company will account for its investment in MCWR II as an unconsolidated investment in real estate partnerships. The Company has determined that MCWR II is not a variable interest entity, and therefore subject to the voting interest model in determining its basis of accounting. Major decisions, including property acquisitions and dispositions, financings, annual budgets and dissolution of the Venture, are subject to the approval of all partners of both the Venture and US Manager.

The pro forma financial information contained in these pro forma consolidated financial statements may not necessarily be indicative of what actual results of the Company would have been if such transactions had been completed as of the dates indicated nor does it purport to represent the results of operations for future periods.

The Company has elected to be treated as a Real Estate Investment Trust (“REIT”) pursuant to the Internal Revenue Code of 1986, as amended. As a REIT, the majority of the Company’s operations will generally not be subject to Federal income tax on taxable income distributed currently to its stockholders. However, an affiliate of the Company, Regency Realty Group, Inc., is a taxable REIT subsidiary (“TRS”). A TRS is permitted to engage in non-qualifying REIT activities and the taxable income of a TRS is subject to Federal, state, and local income taxes. Deferred income taxes relate primarily to the TRS and are accounted for using the asset and liability method.

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

1.	Summary of Condensed Accounting Policies

(b)	Real Estate Investments

The Company allocates the purchase price of assets acquired (net tangible and identifiable intangible assets) and liabilities assumed based on their relative fair values at the date of acquisition pursuant to the provisions of SFAS No. 141, “Business Combinations” (“Statement 141”). Statement 141 provides guidance on allocating a portion of the purchase price of a property to intangible assets. The Company’s methodology for this allocation includes estimating an “as-if vacant” fair value of the physical property, which is allocated to land, building and improvements. The difference between the purchase price and the “as-if vacant” fair value is allocated to intangible assets. There are three categories of intangible assets to be considered: (i) value of in-place leases, (ii) above and below-market value of in-place leases and (iii) customer relationship value.

The value of in-place leases is estimated based on the value associated with the costs avoided in originating leases comparable to the acquired in-place leases as well as the value associated with lost rental and recovery revenue during the assumed lease-up period. The value of in-place leases is amortized to expense over the estimated weighted-average remaining lease lives.

Above-market and below-market in-place lease values for acquired properties are recorded based on the present value of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimates of fair market lease rates for the comparable in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The value of above-market leases is amortized as a reduction of base rental revenue over the remaining terms of the respective leases. The value of below-market leases is accreted as an increase to base rental revenue over the remaining terms of the respective leases, including renewal options.

The Company allocates no value to customer relationship intangibles if it has pre-existing business relationships with the major retailers in the acquired property because the customer relationships associated with the acquired property provide no incremental value over the Company’s existing relationships.

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

2.	Investment in Real Estate Partnerships

On June 1, 2005, MCWR II closed on the acquisition of 100 retail shopping centers totaling approximately 12.8 million square feet located throughout 17 states and the District of Columbia from a joint venture between CalPERS and an affiliate of First Washington Realty, Inc. (the “Sellers”) pursuant to a Purchase and Sale Agreement dated February 14, 2005. The purchase price was approximately $2.68 billion, including the assumption of approximately $68.6 million of mortgage debt and the issuance of approximately $1.6 billion of new mortgage loans on the properties acquired.

On June 1, 2005, Regency entered into a credit agreement that provided for a $275 million unsecured term loan maturing on March 1, 2006 (the “Bridge Loan”). The facility was fully drawn on the closing date. Interest accrues at a floating rate of LIBOR plus 65 basis points, which is subject to adjustment based on the credit ratings assigned by Regency’s rating agencies. Interest only is payable monthly, and principal is due at maturity, except that the loan is subject to mandatory prepayment from the net cash proceeds of any equity issuances. The purpose of the Bridge Loan was to finance Regency’s 35% equity investment in MCWR II, the joint venture that acquired the First Washington Portfolio. Regency’s required equity investment not drawn from the Bridge Loan was drawn from its line of credit (the “Existing Line of Credit”).

On March 30, 2005, Regency entered into a forward stock purchase contract with Citibank pursuant to which Regency has agreed to issue 4.3 million of its common shares and Citibank has agreed to purchase the shares at $46.60 per share. The net proceeds of approximately $200 million are required to be used to reduce the balance of the Bridge Loan described above. The forward stock purchase contract will settle no later than August 1, 2005. Regency will not receive any proceeds from the sale of common stock prior to the settlement date. The summary of Regency’s equity contribution reflects the forward stock purchase agreement as if it had settled on the first day of the earliest period presented for the unaudited consolidated statements of operations and as of the date of the unaudited consolidated balance sheet, with the proceeds reducing the balance of the Bridge Loan.

Acquisition of the First Washington Portfolio by MCWR II (in thousands):

Purchase price including closing costs	$2,791,504
Other assets and liabilities acquired, net	16,227

Total Cost of Acquistion	2,807,731
Less: Debt issued and mortgages assumed by MCWR II	1,674,831

Partner Equity Requirement	$1,132,900

Equity Contribution by MCWR II Partners:
MCW Equity Contribution (65% Ownership)	736,385
Regency Equity Contribution (35% Ownership)	396,515

Total Equity Contributed by all partners	$1,132,900

Regency Equity Contribution provided from:
Issuance of common stock	200,963
Bridge Loan	74,037
Existing Line of Credit	121,515

Pro Forma Investment in Real Estate Partnerships	$396,515

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

3.	Statement of Operations and Pro Forma MCWR II Joint Venture

The following summarizes the historical operations of the First Washington Portfolio and the pro forma adjustments of MCWR II. The Pro Forma MCWR II results are used for purposes of determining Regency’s equity in net income (loss) as determined in note 4 below because the Company will account for its 35% investment in MCWR II on the equity method.

	Three Months Ended, March 31, 2005
	First Washington Portfolio Historical (a)	Pro Forma Adjustments		Pro Forma MCWR II
Minimum rents, and recoveries of operating expenses, real estate taxes and insurance	$57,858	1,181	(b)	61,687
		2,648	(d)

Total Revenues	57,858	3,829		61,687

Operating expenses, real estate taxes and insurance	16,211	—		16,211
Property management fees	1,710	26	(c)	1,736
Depreciation and amortization	—	36,485	(d)	36,485
Interest expense	—	19,745	(e)	19,745

Total Operating Expenses	17,921	56,256		74,177

Net income (loss)	$39,937	(52,427)		(12,490)

	For the Year Ended, December 31, 2004
	First Washington Portfolio Historical (a)	Pro Forma Adjustments		Pro Forma MCWR II
Minimum rents, and recoveries of operating expenses, real estate taxes and insurance	$216,651	8,155	(b)	235,399
		10,593	(d)

Total Revenues	216,651	18,748		235,399

Operating expenses, real estate taxes and insurance	54,898	—		54,898
Property management fees	6,421	79	(c)	6,500
Depreciation and amortization	—	145,938	(d)	145,938
Interest expense	—	78,979	(e)	78,979

Total Operating Expenses	61,319	224,996		286,315

Net income (loss)	$155,332	(206,248)		(50,916)

(a)	Amounts are derived from the audited Combined Historical Summary of Revenue and Certain Expenses for the year ended December 31, 2004 and the unaudited Combined Historical Summary of Revenue and Certain Expenses for the three months ended March 31, 2005, prepared in accordance with Rule 3-14 of the Securities Exchange Act attached to these Pro Forma financial statements.

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2005	Year Ended December 31, 2004
3. Statement of Operations and Pro Forma MCWR II Joint Venture (continued): Pro Forma Adjustments to MCWR II Joint Venture Operations:

(b) Straight Line Rent:

Adjustment to reflect minimum rent recognized on a straight line basis pursuant to the acquired leases as if the lease was initiated on January 1, 2004:	$1,181	8,155

(c) Property Management Fees:

Adjustment to reflect property management fees in accordance with the current management agreements

3% of gross revenues per the management agreement	$1,736	6,500
Management fees currently included in the historical amounts	(1,710)	(6,421)

Property management fee adjustment for the period	$26	79

(d) Depreciation and Amortization:

Adjustment to reflect the depreciation of the fair value of the tangible property acquired on an “as-if vacant” method, and the amortization of intangible assets, which includes in-place leases; and above- and below- market rents. The preliminary average remaining life of the fair value of the tangible property is approximately 23.5 years, and the average remaining life of fair value of intangible assets is approximately 2.5 years.

Preliminary Fair value of tangible assets acquired	$2,650,808	2,650,808
Less: fair value allocated to land	(803,050)	(803,050)

Depreciable fair value of building and improvements acquired	$1,847,758	1,847,758

Depreciation expense	$19,605	78,417

Estimated useful life of buildings and improvements (in years)	23.6	23.6
Preliminary Fair value of intangible assets and liabilities, net	$140,696	140,696
Amortization of above- and below- market rent intangibles	(2,648)	(10,593)
Amortization of the fair value of lease intangibles	$16,880	67,521

Estimated useful life of intangible assets (in years)	2.5	2.5
Depreciation and Amortization, excluding above-market rent amortization and below-market rent accretion	$36,485	145,938

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2005	Year Ended December 31, 2004
3. Statement of Operations and Pro Forma MCWR II Joint Venture (continued):
Pro Forma Adjustments to MCWR II Joint Venture Operations:

(e) Interest Expense of Notes and Mortgages of MCWR II:

Adjustment to reflect interest expense on the mortgage loans assumed, the fixed rate mortgages issued and variable rate notes payable outstanding as of the acquisition date. Interest rates on fixed rate debt are based upon currently committed rates and variable rates are based on current LIBOR interest rates.

Debt Type	Debt Amount	Interest Rate
Fixed Rate	$69,955	5.64%	$986	3,945
Fixed Rate	1,231,230	5.07%	15,606	62,423
Variable	373,646		3,153	12,611
Current variable rate for period (current LIBOR plus 35 bp)			3.375%	3.375%

Interest expense for the period			$19,745	78,979

4. Equity in Income (loss) from Investments in Real Estate Partnerships:

Adjustment to reflect Regency’s 35% share of the net income (loss) of MCWR II.

MCWR II pro forma net income (loss) per note 3 above	$(12,489)	(50,916)
Regency equity ownership	35%	35%

Regency’s share of net income (loss)	$(4,371)	(17,821)

5. General and Administrative Expenses:

Adjustment to reflect new salaries and general overhead associated with hiring employees to manage the 100 properties acquired by MCWR II.	$1,000	4,000

6. Property Management Fee Income:

Adjustment to record property management fees paid to Regency equal to 50% of the fees incurred by MCWR II.	$868	3,250

7. Interest costs on new debt incurred directly by Regency exclusive of MCWR II:

Adjustment to reflect the interest expense incurred on new debt incurred to finance Regency’s equity contribution into MCWR II. Variable interest rates are based upon current LIBOR interest rates.

Bridge Loan	$74,037	74,037
Existing Line of Credit	$121,515	121,515

Current LIBOR rate for period	3.375%	3.375%
Interest rate on Bridge Loan (avg LIBOR + 65bp)	4.025%	4.025%
Interest rate on Existing Line of Credit (avg LIBOR+33bp)	3.705%	3.705%
Interest Expense to finance Regency’s equity in MCWR II	$1,871	$7,482

REGENCY CENTERS CORPORATION

Notes to Pro Forma Consolidated Financial Statements

March 31, 2005 and December 31, 2004

(Unaudited)

(in thousands, except per share data)

8. Earnings Per Share

	Three months ended March 31, 2005
	Regency Historical	Pro Forma Adjustments		Regency Pro Forma
Numerator:
Income from continuing operations	$29,146	(6,374)		22,772
Less: Preferred dividends paid	3,662			3,662
Less: Common dividends paid on unvested restricted stock	411			411

Net income for common stockholders – basic	$25,073			18,699
Add: Common dividends paid on unvested restricted stock using the Treasury method	85			85

Net income for common stockholders – diluted	$25,158			18,784

Denominator:
Weighted average common shares outstanding for basic EPS	62,328	4,313	(2)	66,641
Incremental shares to be issued under unvested restricted stock using the Treasury method	154			154
Incremental shares to be issued under common stock options using the Treasury method	80			80

Weighted average common shares outstanding for diluted EPS	62,562			66,875

Income from continuing operations per share:
Basic	$0.40			0.28
Diluted	$0.40			0.28

	For the year ended December 31, 2004
	Regency Historical	Pro Forma Adjustments		Regency Pro Forma
Numerator:
Income from continuing operations	$113,309	(26,053)		87,256
Less: Preferred dividends paid	8,633			8,633

Net income for common stockholders – basic	$104,676			78,623
Other adjustments	—			—

Net income for common stockholders – diluted	$104,676			78,623

Denominator:
Weighted average common shares outstanding for basic EPS	61,264	4,313	(2)	65,577
Incremental shares to be issued under common stock options using the Treasury method	217			217

Weighted average common shares outstanding for diluted EPS	61,481			65,794

Income from continuing operations per share:
Basic	$1.71			1.20
Diluted	$1.71			1.20